UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report:                      October 14, 1998

               Date of earliest
               event reported:                      October 1, 1998



                          LINCOLN NATIONAL CORPORATION

             (exact name of registrant as specified in its charter)



         Indiana                     1-6028                     35-1140070
(State of incorporation)     (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)



              200 East Berry Street, Fort Wayne, Indiana 46802-2706
                    (Address of principal executive offices)




                   Registrant's telephone number 219-455-2000





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Item 2  Acquisition or Disposition of Assets


On October 1, 1998, Lincoln National Corporation ("LNC") announced the completion of the acquisition of a block of individual life business from Aetna, Inc for $1.0 billion (see copy of press release below). This transaction was completed as a 100% indemnity reinsurance agreement among two of Aetna's affiliates (Aetna Life Insurance Company and Aetna Life Insurance and Annuity Company) and two of LNC's life insurance affiliates (Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York). The price resulted from a negotiation process with the seller. The source of cash for this purchase was from the proceeds of two third quarter 1998 financings ($200.0 million 7.4% Series C Trust Originated Preferred Securities and $230.0 million of FELINE PRIDES) plus available cash remaining from the sale of its property casualty business segment in 1997. This block of business includes individual life insurance contracts from all states in the United States. Pro forma financial statements for LNC and the block of business and audited statements of the block of business purchased will be filed with the Commission as an amendment to this Form 8-K not later than 60 days after the date that this report must be filed.


PRESS RELEASE

October 1, 1998

LNC COMPLETES $1.0 BILLION ACQUISITION OF AETNA'S DOMESTIC INDIVIDUAL LIFE BUSINESS

Lincoln Financial Group said today it completed the previously announced acquisition of the domestic individual life insurance business of Aetna (NYSE:
AET) for $1 billion in cash. Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates.

The acquisition, which was announced May 21, 1998, includes approximately $50 billion of life insurance in force. In addition, the acquisition increases Lincoln Financial Group's presence in the independent brokerage distribution channel serving the affluent market.

"This acquisition has compelling strategic benefits for Lincoln Financial Group," said Jon A. Boscia, LNC president and chief executive officer. "It positions Lincoln Life as a leader in the brokerage market and strengthens our life insurance expertise and capabilities. Furthermore, it offers significant growth potential in the highly affluent market that we have been targeting."

"We are confident that this transaction, combined with the individual life insurance and annuity business we acquired earlier this year from CIGNA Corporation, will establish Lincoln Life as a premier provider of sophisticated financial and estate planning services," said Gabriel L. Shaheen, president of Lincoln Life.

The transaction involves traditional life insurance, universal life insurance, participating life insurance and corporate-owned life insurance. On August 7, Lincoln Financial Group agreed to sell a block of sponsored life insurance that was part of the Aetna transaction to Protective Life Corporation (NYSE: PL) of Birmingham, Ala.

Approximately 250 job offers have been extended to Aetna employees associated with the business. All the home office employees retained from Aetna will be located in the Hartford offices of Lincoln Financial Group where 600 employees are located.

With this acquisition, combined with the earlier acquisition of CIGNA's individual life insurance and annuity business, Lincoln Life now sells its products through 2,300 career agents, 90 independent managing general agents and through 15,000 individual brokers and 57,000 stockbrokers.

Lincoln National Corporation is a prominent financial services holding company in the United States with more than $130 billion in assets under management and $6 billion in annual revenues. Through its businesses, LNC provides annuities, life insurance, 401(k) plans, life-health reinsurance, institutional investment management and advisory services, mutual funds and financial planning.



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Item 7  Financial Statements and Exhibits


(a)  Financial statements of business acquired

Audited financial statements covering the block of individual life business being acquired will be filed with the Commission (an amendment to this Form 8-K) not later than 60 days after the date that this report must be filed.

(b) Pro forma condensed consolidated financial information (unaudited)

Pro forma condensed consolidated financial statements will be filed with the Commission (an amendment to this Form 8-K) not later than 60 days after the date that this report must be filed.

(c)  Exhibit

     Exhibit 02 Second Amended and Restated Asset Purchase Agreement By and Among LNC's Affiliates (Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York) and Aetna Life Insurance Company and Aetna Life Insurance and Annuity Company, Dated as of May 21, 1998.



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                                 SIGNATURE PAGE


                          LINCOLN NATIONAL CORPORATION




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                           LINCOLN NATIONAL CORPORATION

                           By /s/ Richard C. Vaughan
                              Richard C. Vaughan
                              Executive Vice President and
                              Chief Financial Officer


                           By /s/ Donald L. Van Wyngarden
                              Donald L. Van Wyngarden
                              Second Vice President and
                              Controller


Date    October 14, 1998